Exhibit 4.6

Execution Version

CLASS B NOTE PURCHASE AGREEMENT

Dated as of February 1, 2021

Among

UNITED AIRLINES, INC.,

Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Not in its individual capacity

except as expressly provided herein,

but solely as Mortgagee, Subordination Agent

under the Intercreditor Agreement and Pass Through Trustee

under each of the Pass Through Trust Agreements

INDEX TO NOTE PURCHASE AGREEMENT

Page

SECTION 1. DEFINITIONS AND CONSTRUCTION	2
SECTION 2. Secured Loans; Closing	2
2.1. Making of Loan and Issuance of Series B Equipment Note	2
2.2. Closing	2
SECTION 3. [Intentionally omitted]	3
SECTION 4. Conditions Precedent	3
4.1. Conditions Precedent to the Obligations of the Pass Through Trustees	3
4.1.1. Series B Equipment Note	3
4.1.2. Delivery of Documents	3
4.1.3. Perfected Security Interest	4
4.1.4. Violation of Law	4
4.1.5. Representations, Warranties and Covenants	4
4.1.6. No Event of Default	4
4.1.7. No Event of Loss	4
4.1.8. Title	5
4.1.9. Certification	5
4.1.10. Section 1110	5
4.1.11. Filing	5
4.1.12. No Proceedings	5
4.1.13. Governmental Action	6
4.2. Conditions Precedent to Obligations of Mortgagee	6
4.2.1. Documents	6
4.2.2. Other Conditions Precedent	6
4.3. Conditions Precedent to Obligations of Owner	6
4.3.1. Documents	6
4.3.2. Other Conditions Precedent	7
4.4. Post-Registration Opinion	7
SECTION 5. REPRESENTATIONS AND WARRANTIES	7
5.1. Owner’s Representations and Warranties	7
5.1.1. Organization; Qualification	7
5.1.2. Corporate Authorization	8
5.1.3. No Violation	8
5.1.4. Approvals	8
5.1.5. Valid and Binding Agreements	8
5.1.6. Registration and Recordation	8
5.1.7. Owner’s Location	9
5.1.8. No Event of Loss	9
5.1.9. Compliance with Laws	9

i

INDEX TO NOTE PURCHASE AGREEMENT

(Continued)

Page

5.1.10. Securities Laws	9
5.1.11. Broker’s Fees	9
5.1.12. Section 1110	10
5.1.13. Cape Town	10

5.2. WTNA’s Representations and Warranties	10
5.2.1. Organization, Etc.	10
5.2.2. Corporate Authorization	10
5.2.3. No Violation	10
5.2.4. Approvals	11
5.2.5. Valid and Binding Agreements	11
5.2.6. Citizenship	11
5.2.7. No Liens	12
5.2.8. Litigation	12
5.2.9. Securities Laws	12
5.2.10. Investment	12
5.2.11. Taxes	12
5.2.12. Broker’s Fees	13
SECTION 6. COVENANTS, UNDERTAKINGS AND AGREEMENTS	13
6.1. Covenants of Owner	13
6.1.1. Corporate Existence; U.S. Air Carrier	13
6.1.2. Notice of Change of Location	13
6.1.3. Certain Assurances	13
6.1.4. Securities Laws	14
6.1.5. Subsequent Issuance of Certificates	14
6.2. Covenants of WTNA	14
6.2.1. Liens	15
6.2.2. Securities Act	15
6.2.3. Performance of Agreements	15
6.2.4. Withholding Taxes	15
6.3. Covenants of Series B Note Holder	15
6.3.1. Withholding Taxes	15
6.3.2. Transfer; Compliance	16
6.4. Agreements	16
6.4.1. Quiet Enjoyment	16
6.4.2. Consents	17
6.4.3. Insurance	17
6.4.4. Extent of Interest of Series B Note Holder	17
6.4.5. [Reserved]	17
6.4.6. Interest in Certain Engines	17

SECTION 7. [Intentionally Omitted.]	17

INDEX TO NOTE PURCHASE AGREEMENT

(Continued)

Page

SECTION 8. INDEMNIFICATION AND EXPENSES	17
8.1. General Indemnity	17
8.1.1. Indemnity	17
8.1.2. Exceptions	18
8.1.3. Separate Agreement	20
8.1.4. Notice	20
8.1.5. Notice of Proceedings; Defense of Claims; Limitations	21
8.1.6. Information	21
8.1.7. Effect of Other Indemnities; Subrogation; Further Assurances	22
8.1.8. Refunds	22
8.2. Expenses	22
8.2.1. Invoices and Payment	22
8.2.2. Payment of Other Expenses	22
8.3. General Tax Indemnity	23
8.3.1. General	23
8.3.2. Certain Exceptions	23
8.3.3. Payment	25
8.3.4. Contest	27
8.3.5. Refund	29
8.3.6. Tax Filing	29
8.3.7. Forms	30
8.3.8. Non-Parties	30
8.3.9. Subrogation	30
8.4. Payments	30
8.5. Interest	30
8.6. Benefit of Indemnities	30
SECTION 9. ASSIGNMENT OR TRANSFER OF INTEREST	31
9.1. Note Holder	31
9.2. Effect of Transfer	31
SECTION 10. SECTION 1110	31
SECTION 11. CHANGE OF CITIZENSHIP	31
11.1. Generally	31
11.2. Mortgagee	32
SECTION 12. MISCELLANEOUS	32
12.1. Amendments	32
12.2. Severability	32
12.3. Survival	32
12.4. Reproduction of Documents	33
12.5. Counterparts	33

INDEX TO NOTE PURCHASE AGREEMENT

(Continued)

Page

Schedules

12.6. No Waiver	33
12.7. Notices	33
12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE	34
12.9. Third-Party Beneficiary	35
12.10. Entire Agreement	35
12.11. Further Assurances	35

Schedule 1	Accounts; Addresses
Schedule 2	Commitments

Exhibits

Exhibit A	Opinion of special counsel to Owner
Exhibit B	Opinion of Owner’s Legal Department
Exhibit C	Opinion of special counsel to Mortgagee and to the Class B Pass Through Trustee
Exhibit D	Opinion of special counsel in Oklahoma City, Oklahoma

CLASS B NOTE PURCHASE AGREEMENT

CLASS B NOTE PURCHASE AGREEMENT, dated as of February 1, 2021 (this “Agreement”), among (a) UNITED AIRLINES, INC., a Delaware corporation (“Owner”), (b) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee, (c) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Class A Pass Through Trustee, (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Class B Pass Through Trustee and (e) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement.

RECITALS

A.          On October 28, 2020, Owner caused the Class A Pass Through Trustee to issue and sell $3,000,000,000 face amount of the Class A Pass Through Certificates, and the proceeds from the sale of the Class A Pass Through Certificates were used by the Class A Pass Through Trustee to purchase the Series A Equipment Note.

B.           The agreements relating to the Class A Pass Through Certificates permit Owner to issue the Series B Equipment Note secured by the Collateral, but subordinated to the Series A Equipment Note, subject to the terms and conditions of such agreements, and Owner now wishes to issue and sell the Series B Equipment Note.

C.           The Class B Pass Through Trustee has agreed to use the proceeds from the issuance and sale of the Class B Pass Through Certificates to purchase from Owner, on behalf of the Class B Pass Through Trust, the Series B Equipment Note.

D.           Owner and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture Amendment, which amends the Trust Indenture to provide, among other things, for Owner to issue the Series B Equipment Note, in the amount and otherwise as provided in the Trust Indenture, as amended by the Trust Indenture Amendment.

E.            The Subordination Agent, the Class A Pass Through Trustee, the Class B Pass Through Trustee and each Liquidity Provider, concurrently with the execution and delivery hereof, have entered into the Amended and Restated Intercreditor Agreement to add the Class B Pass Through Trustee and each Liquidity Provider for the Class B Pass Through Certificates as parties thereto and to provide for the subordination of the Class B Pass Through Certificates.

F.            Owner has entered into the Underwriting Agreement, dated January 25, 2021 (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”), which provides that Owner will cause the Class B Pass Through Trustee to issue and sell the Class B Pass Through Certificates to the Underwriters on the Class B Issuance Date.

G.            The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS AND CONSTRUCTION

Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture.

SECTION 2.    Secured Loans; Closing

2.1.         Making of Loan and Issuance of Series B Equipment Note

Subject to the terms and conditions of this Agreement, on the date hereof at the closing under the Underwriting Agreement, upon receipt by the Class B Pass Through Trustee of the proceeds from the sale of the Class B Pass Through Certificates:

(a)          The Class B Pass Through Trustee shall make a secured loan to Owner in the amount in Dollars opposite such Trustee’s name on Schedule 2; and

(b)          Owner shall issue, pursuant to and in accordance with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of the Class B Pass Through Trustee, a Series B Equipment Note, dated the Class B Closing Date, in an aggregate principal amount equal to the amount of the secured loan made by the Class B Pass Through Trustee.

In addition, Owner shall have the option after the Class B Closing Date to repay and reissue Series B Equipment Notes and to issue (and repay and reissue) from time to time Additional Series Equipment Notes, subject to the terms of the Intercreditor Agreement. If Series B Equipment Notes or Additional Series Equipment Notes are so reissued or issued after the Class B Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.

2.2.         Closing

(a)           The Closing of the transactions contemplated hereby shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or at such other place as the parties shall agree.

(b)          All payments pursuant to this Section 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

SECTION 3.    [Intentionally omitted]

SECTION 4.    Conditions Precedent

4.1.         Conditions Precedent to the Obligations of the Pass Through Trustees

The obligation of the Class B Pass Through Trustee to make the secured loan described in Section 2.1(a) and to participate in the transactions contemplated by this Agreement on the Class B Closing Date is subject to the fulfillment, prior to or on the Class B Closing Date, of the following conditions precedent:

4.1.1.      Series B Equipment Note

Owner shall have tendered the Series B Equipment Note to be issued to the Class B Pass Through Trustee to the Mortgagee for authentication and the Mortgagee shall have authenticated the Series B Equipment Note to be issued to the Class B Pass Through Trustee and shall have tendered the Series B Equipment Note to the Subordination Agent on behalf of the Class B Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.1.

4.1.2.      Delivery of Documents

The Subordination Agent on behalf of the Pass Through Trustees shall have received executed counterparts or conformed copies of the following documents:

(i)                this Agreement;

(ii)               the Trust Indenture Amendment; and

(iii)              the broker’s report and insurance certificates required by each Security Agreement;

(iv)              (A) a copy of the Certificate of Incorporation and By-Laws of Owner and resolutions of the board of directors of Owner and/or the executive committee thereof, in each case certified as of the Class B Closing Date, by the Secretary or an Assistant Secretary of Owner, duly authorizing the execution, delivery and performance by Owner of the Transaction Documents to which it is party required to be executed and delivered by Owner on or prior to the Class B Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Transaction Documents on behalf of Owner;

(v)               an Officer’s Certificate of Owner, dated as of the Class B Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Class B Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

(vi)              the following opinions of counsel, in each case dated the Class B Closing Date:

A.                an opinion of Hughes Hubbard & Reed LLP, special counsel to Owner, substantially in the form of Exhibit A;

B.                 an opinion of Owner’s Legal Department, substantially in the form of Exhibit B;

C.                 an opinion of Morris James LLP, special counsel to Mortgagee and to the Pass Through Trustees, substantially in the form of Exhibit C; and

D.                 an opinion of Lytle Soulé & Felty, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit D; and

4.1.3.      Perfected Security Interest

On the Class B Closing Date, Mortgagee shall have received a duly perfected first priority security interest in all of Owner’s right, title and interest in the Collateral, subject only to Permitted Liens.

4.1.4.      Violation of Law

No change shall have occurred after the date of the Underwriting Agreement in any applicable Law that makes it a violation of Law for (a) Owner, any Pass Through Trustee, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) the Class B Pass Through Trustee to make the loan contemplated by Section 2.1, to acquire the Series B Equipment Note or to realize the benefits of the security afforded by the Security Agreements.

4.1.5.      Representations, Warranties and Covenants

The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Transaction Document to which it is a party, shall be true and accurate in all material respects as of the Class B Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Transaction Document to which it is a party to be observed or performed by it as of the Class B Closing Date.

4.1.6.      No Event of Default

On the Class B Closing Date, no event shall have occurred and be continuing, which constitutes a Default or an Event of Default.

4.1.7.      No Event of Loss

No Event of Loss with respect to one or more Airframes, Aircraft, Engines, Spare Engines or Pledged Spare Parts with an Aggregate Appraised Value, collectively, in excess of $50,000,000 shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to one or more Airframes, Aircraft, Engines, Spare Engines or Pledged Spare Parts with an Aggregate Appraised Value, collectively, in excess of $50,000,000 shall have occurred.

4.1.8.      Title

Owner shall have good title to the Collateral, free and clear of all Liens, except Permitted Liens.

4.1.9.      Certification

The Aircraft shall have been duly certificated by the FAA as to type and airworthiness.

4.1.10.    Section 1110

Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Airframe, Engine, Spare Engine and Spare Part and to enforce any of its other rights or remedies as provided in the Security Agreements in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

4.1.11.    Filing

On the Class B Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act, (b) the International Interest (or Prospective International Interest) of the Mortgagee in each Airframe, Engine and Spare Engine granted under the Security Agreements shall have been registered with the International Registry and there shall exist no registered International Interest with respect to any Airframe, Engine or Spare Engine on the International Registry with a priority over the International Interest of the Mortgagee therein, (c) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction, (d) the Subordination Agent, on behalf of each Pass Through Trustee, shall have received a printout of the “priority search certificate” from the International Registry relating to each Airframe, Engine and Spare Engine showing no International Interest with a priority over the International Interest of the Mortgagee therein and (e) the Trust Indenture Amendment shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act, provided that the condition precedent set forth in this clause (e) shall be deemed inapplicable (and the opinion referred to in Section 4.1.2(vi)(D) need not refer to the filing of the Trust Indenture Amendment with the FAA) if, solely by reason of the temporary closure of the FAA office in Oklahama City, Oklahoma, such filing cannot be made, in which case Owner shall cause such filing to be made on the first Business Day following the Class B Closing Date on which the FAA offices in Oklahoma City, Oklahoma are open for business.

4.1.12.    No Proceedings

No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

4.1.13.    Governmental Action

All appropriate action required to have been taken prior to the Class B Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Class B Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

4.2.         Conditions Precedent to Obligations of Mortgagee

The obligation of Mortgagee to authenticate the Series B Equipment Note on the Class B Closing Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Class B Closing Date, of the conditions precedent set forth below in this Section 4.2.

4.2.1.      Documents

Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

4.2.2.      Other Conditions Precedent

Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6 and 4.1.10 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

4.3.         Conditions Precedent to Obligations of Owner

The obligation of Owner to participate in the transaction contemplated hereby on the Class B Closing Date is subject to the satisfaction or waiver by Owner, on or prior to the Class B Closing Date, of the conditions precedent set forth below in this Section 4.3.

4.3.1.      Documents

Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner. In addition, the Owner shall have received the following:

(i)                 (A) an incumbency certificate of WTNA as to the person or persons authorized to execute and deliver the Transaction Documents on behalf of

WTNA and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTNA, certified as of the Class B Closing Date by the Secretary or Assistant or Attesting Secretary of WTNA, which authorize the execution, delivery and performance by WTNA of the Transaction Documents to which it is a party; and

(ii)              an Officer’s Certificate of WTNA, dated as of the Class B Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Class B Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).

4.3.2.      Other Conditions Precedent

Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10, 4.1.11, 4.1.12 and 4.1.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

4.4.         Post-Registration Opinion

Promptly upon the recordation of the Trust Indenture Amendment pursuant to the Act, Owner will cause Lytle Soulé & Felty, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, each Pass Through Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such recordation.

SECTION 5.    REPRESENTATIONS AND WARRANTIES

5.1.         Owner’s Representations and Warranties

Owner represents and warrants to each Pass Through Trustee, Subordination Agent and Mortgagee that:

5.1.1.      Organization; Qualification

Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Transaction Documents to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

5.1.2.      Corporate Authorization

Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Transaction Documents to which it is party, and the performance of its obligations thereunder.

5.1.3.      No Violation

The execution and delivery by Owner of the Transaction Documents to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Class B Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under a Security Agreement) upon the Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

5.1.4.      Approvals

The execution and delivery by Owner of the Transaction Documents to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Class B Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any debt of Owner and (b) any Government Entity, other than (x) the filings, registrations and recordations referred to in Section 5.1.6 hereof or Section 5.1.6 of the Note Purchase Agreement, (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it and (z) the filing with the FAA for recordation (and recordation) of the Trust Indenture Amendment.

5.1.5.      Valid and Binding Agreements

The Transaction Documents to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

5.1.6.      Registration and Recordation

Except for (a) the periodic renewal of the registration of each Aircraft with the FAA pursuant to the Act in the name of Owner and (b) the filing of continuation statements to continue the effectiveness of the Financing Statements, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Mortgagee’s security interest in the Aircraft, the Spare Engines and the Spare Parts as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

5.1.7.      Owner’s Location

The Owner’s location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of the Owner are correctly set forth in Schedule 1 hereto in the column “Address for Notices”.

5.1.8.      No Event of Loss

No Event of Loss with respect to one or more Airframes, Aircraft, Engines, Spare Engines or Pledged Spare Parts with an Aggregate Appraised Value, collectively, in excess of $50,000,000 shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to one or more Airframes, Aircraft, Engines, Spare Engines or Pledged Spare Parts with an Aggregate Appraised Value, collectively, in excess of $50,000,000 shall have occurred.

5.1.9.      Compliance with Laws

(a)          Owner is a Citizen of the United States and a U.S. Air Carrier.

(b)          Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to the Owner.

(c)          Owner is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.1.10.    Securities Laws

Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Collateral, or the Series B Equipment Note or any other interest in or security under the Security Agreements, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

5.1.11.    Broker’s Fees

No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates.

5.1.12.    Section 1110

Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Airframe, Engine, Spare Engine and Spare Part and to enforce any of its other rights or remedies as provided in the Security Agreements in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

5.1.13.    Cape Town

The Owner is a Transacting User Entity (as defined in the regulations of the International Registry); is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of each Airframe, Engine and Spare Engine. The Trust Indenture and Spare Engines Security Agreement, as supplemented on the Closing Date, create International Interests in each Airframe, Engine and Spare Engine. Each Airframe, Engine and Spare Engine is an “aircraft object” (as defined in the Cape Town Treaty); and the United States is a Contracting State under the Cape Town Treaty.

5.2.         WTNA’s Representations and Warranties

WTNA represents and warrants (with respect to Section 5.2.10, solely in its capacity as Subordination Agent) to Owner that:

5.2.1.      Organization, Etc.

WTNA is a national banking association duly organized, validly existing and in good standing under the Laws of the United States of America, holding a valid certificate to do business as a national banking association with corporate and banking authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is a party.

5.2.2.      Corporate Authorization

WTNA has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Transaction Documents to which it is a party and the performance of its obligations thereunder.

5.2.3.      No Violation

The execution and delivery by WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Transaction Documents to which it is a party, the performance by WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Class B Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTNA, (b) violate any Law applicable to or binding on WTNA, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the Lien of each Security Agreement) upon any property of WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of WTNA’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, is a party or by which WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

5.2.4.      Approvals

The execution and delivery by WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Transaction Documents to which it is a party, the performance by WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Class B Closing Date by WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any debt of WTNA or (b) any Government Entity, other than the filing of the Trust Indenture Amendment with the FAA, and of continuation statements with respect to the Financing Statements.

5.2.5.      Valid and Binding Agreements

The Transaction Documents to which it is a party have been duly authorized, executed and delivered by WTNA and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

5.2.6.      Citizenship

WTNA is a Citizen of the United States.

5.2.7.      No Liens

On the Class B Closing Date, there are no Liens attributable to WTNA in respect of all or any part of the Collateral.

5.2.8.      Litigation

There are no pending or, to the Actual Knowledge of WTNA, threatened actions or proceedings against WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Transaction Documents to which it is a party.

5.2.9.      Securities Laws

Neither WTNA nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Collateral or any interest in the Collateral or the Series B Equipment Note or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustees, except for the offering and sale of the Pass Through Certificates.

5.2.10.    Investment

The Series B Equipment Note to be acquired by the Subordination Agent is being acquired by it for the account of the Class B Pass Through Trustee, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 9, the disposition by it of the Series B Equipment Note shall at all times be within its control.

5.2.11.    Taxes

There are no Taxes payable by any Pass Through Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by any Pass Through Trustee or WTNA, as the case may be, of any Transaction Document (other than franchise or other taxes based on or measured by any fees or compensation received by any Pass Through Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trustee Agreements), and there are no Taxes payable by any Pass Through Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any Pass Through Trustee of the Series B Equipment Note (other than franchise or other taxes based on or measured by any fees or compensation received by any Pass Through Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trustee Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

5.2.12.    Broker’s Fees

No Person acting on behalf of WTNA, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

SECTION 6.    COVENANTS, UNDERTAKINGS AND AGREEMENTS

6.1.         Covenants of Owner

Owner covenants and agrees, at its own cost and expense, with the Series B Note Holder and Mortgagee as follows:

6.1.1.      Corporate Existence; U.S. Air Carrier

Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

6.1.2.      Notice of Change of Location

Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 6.1.3(c) as a result of such relocation.

6.1.3.      Certain Assurances

(a)          Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

(b)          Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of each Security Agreement and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the applicable Security Agreement.

(c)          Owner, at its sole cost and expense, will cause all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Owner, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the UCC or similar law of any other applicable jurisdiction (with respect to such other documents). Mortgagee, and not Owner, shall be responsible for any amendments to the FAA Filed Documents and Financing Statements and filings, recordings and registrations thereof necessitated in any such case by any combination, consolidation or merger of Mortgagee or change in the Mortgagee’s name, status, jurisdiction of organization or address.

(d)          If an Aircraft has been registered in a country other than the United States pursuant to Section 4.02(e) of the Trust Indenture, Owner will furnish to Mortgagee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

6.1.4.      Securities Laws

Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Collateral or any interest in the Series B Equipment Note or any other interest in or security under the Security Agreements, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

6.1.5.      Subsequent Issuance of Certificates

Owner shall not repay and reissue any Series B Equipment Note or issue (or repay and reissue) any Additional Series Equipment Notes pursuant to the Trust Indenture, unless it shall have obtained written confirmation from each Rating Agency that the reissuance or issuance of such Equipment Note, as the case may be, will not result in (i) a reduction of the rating for any Pass Through Certificates then rated by such Rating Agency that will remain outstanding below the then current rating for such Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Pass Through Certificates then rated by such Rating Agency that will remain outstanding. Any reissuance of the Series B Equipment Note and issuance (or repayment and reissuance) of Additional Series Equipment Notes shall be subject to the terms of Section 9.1 of the Intercreditor Agreement.

6.2.         Covenants of WTNA

WTNA in its individual capacity or as Mortgagee, each Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

6.2.1.      Liens

WTNA (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTNA on all or any part of the Collateral and (c) will personally hold harmless and indemnify Owner, the Series B Note Holder, each of their respective Affiliates, successors and permitted assigns, and the Collateral from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Collateral, and (iii) any interference with the possession, operation or other use of all or any part of the Collateral, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

6.2.2.      Securities Act

WTNA in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Collateral or any interest in the Collateral, or the Series B Equipment Note or any other interest in or security under any Security Agreement for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTNA any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

6.2.3.      Performance of Agreements

WTNA, in its individual capacity and as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Pass Through Trustee Agreements and the Operative Agreements in accordance with the terms thereof.

6.2.4.      Withholding Taxes

WTNA shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTNA to withhold on payments to the Series B Note Holder if the Series B Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

6.3.         Covenants of Series B Note Holder

The Series B Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

6.3.1.      Withholding Taxes

The Series B Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by the Series B Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by the Series B Note Holder of a written demand therefor.

6.3.2.      Transfer; Compliance

(a)          The Series B Note Holder will (i) not transfer the Series B Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this Section shall not be deemed to impose on the Series B Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Series B Note Holder) under any Security Agreement and the form of Equipment Note set forth in the Trust Indenture.

(b)          The Series B Note Holder will not sell, assign, convey, exchange or otherwise transfer the Series B Equipment Note or any interest in, or represented by, the Series B Equipment Note (it being understood that this provision is not applicable to the Class B Pass Through Certificates) unless the proposed transferee thereof first provides Owner with both of the following:

(i)               a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold the Series B Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of the Series B Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

(ii)              a written covenant that it will not transfer the Series B Equipment Note or any interest in, or represented by, the Series B Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii).

6.4.         Agreements

6.4.1.      Quiet Enjoyment

Each Pass Through Trustee, Subordination Agent, the Series B Note Holder and Mortgagee each agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner’s rights in accordance with the Security Agreements to the quiet enjoyment, possession and use of the Collateral.

6.4.2.      Consents

Each Pass Through Trustee, Subordination Agent and Mortgagee each covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

6.4.3.      Insurance

Each Pass Through Trustee, Subordination Agent, Mortgagee and the Series B Note Holder each agrees not to obtain or maintain insurance for its own account as permitted by each Security Agreement if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to each Security Agreement.

6.4.4.      Extent of Interest of Series B Note Holder

The Series B Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Make-Whole Amount, if any, of and interest on the Series B Equipment Note held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

6.4.5.      [Reserved]

6.4.6.      Interest in Certain Engines

The Series B Note Holder and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on any Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7.    [Intentionally Omitted.]

SECTION 8.    INDEMNIFICATION AND EXPENSES

8.1.         General Indemnity

8.1.1.      Indemnity

Whether or not any of the transactions contemplated hereby are consummated, Owner shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

(a)          The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

(b)          Any Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of such Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part, (ii) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of such Aircraft, Engine, Part, Spare Engine or Spare Part;

(c)          The offer, sale, or delivery of the Series B Equipment Note, Pass Through Certificates or any interest therein or represented thereby; and

(d)          Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Operative Agreement to which it is party or any Pass Through Agreement or the falsity of any representation or warranty of Owner in any Operative Agreement to which it is party or any Pass Through Agreement.

8.1.2.      Exceptions

Notwithstanding anything contained in Section 8.1.1, Owner shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 8.1.1 in respect of any Expense of such Indemnitee:

(a)          For any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to Section 8.3;

(b)          Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) that occur after the Security Agreements are required to be terminated in accordance with their terms; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner’s covenants contained in the Operative Agreements or to release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Security Agreements;

(c)          To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of the Series B Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

(d)          [Intentionally Omitted]

(e)          To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Collateral or any Operative Agreement);

(f)           [Intentionally Omitted]

(g)          To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

(h)          To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

(i)           To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Collateral, the Series B Equipment Note, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by acts or omissions of the Owner);

(j)           (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Security Agreements, (ii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (iv) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Security Agreements, (v) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, and (vi) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements;

(k)          Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through

Agreement other than such as have been requested by Owner or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

(l)           To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

(m)         To the extent that it is an ordinary and usual operating or overhead expense;

(n)          [Intentionally Omitted]

(o)          For any Lien attributable to such Indemnitee or any related Indemnitee;

(p)          If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Owner’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Owner to comply with such specified responsibility or obligation; or

(q)          To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

For purposes of this Section 8.1, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

8.1.3.      Separate Agreement

This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

8.1.4.      Notice

If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 8.1 is made, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, the failure of any Indemnitee to notify Owner as provided in this Section 8.1.4, or in Section 8.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional expense) or materially impairs Owner’s ability to contest such claim.

8.1.5.      Notice of Proceedings; Defense of Claims; Limitations

(a)          In case any action, suit or proceeding shall be brought against any Indemnitee for which Owner is responsible under this Section 8.1, such Indemnitee shall notify Owner of the commencement thereof and Owner may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 8.1.5(c), settle or compromise the same.

(b)          Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 8.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 8.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; provided, that Owner shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default. In connection with any such action, suit or proceeding being controlled by Owner, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

(c)           In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 8.1.

(d)          In the case of any Expense indemnified by the Owner hereunder which is covered by a policy of insurance maintained by Owner pursuant to a Security Agreement, at Owner’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(e)          If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this Section 8 and Section 12.8 prior to making any payment to such Indemnitee under this Section 8.

(f)           Nothing contained in this Section 8.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

8.1.6.      Information

Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Owner’s control or is reasonably available to Owner, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 8.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Owner may reasonably request to control or participate in any proceeding to the extent permitted by Section 8.1.5.

8.1.7.      Effect of Other Indemnities; Subrogation; Further Assurances

Upon the payment in full by Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 6.03 of the Trust Indenture) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner and at Owner’s expense.

8.1.8.      Refunds

If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to the Owner unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner’s obligations under the Operative Agreements or, if requested by Owner, applied to satisfy such obligations.

8.2.         Expenses

8.2.1.      Invoices and Payment

The Mortgagee, the Pass Through Trustees and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Class B Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Class B Closing Date, to pay Transaction Expenses.

8.2.2.      Payment of Other Expenses

Owner shall pay (i) the ongoing fees and expenses of Mortgagee, (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder attributable to any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner and (iii) to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of the Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement).

8.3.         General Tax Indemnity

8.3.1.       General

Except as provided in Section 8.3.2, Owner agrees that each payment paid by Owner under the Series B Equipment Note, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income, including, without limitation, any such taxes imposed under FATCA), and in the event that Owner shall be required by applicable law to make any such withholding or deduction for any such payment (x) Owner shall make all such withholdings or deductions, (y) the amount payable by Owner shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 8.3.2 and whether or not any of the transactions contemplated hereby are consummated, Owner shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or any Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) any Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by the Owner, abandonment or other disposition of any Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

8.3.2.       Certain Exceptions

The provisions of Section 8.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

(a)           imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts, including, without limitation, any such taxes imposed under FATCA or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

(b)           imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Owner Person in such jurisdiction, including, but not limited to, use of any other aircraft by Owner in such jurisdiction, (III) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustees, any Note Holder or any related Tax Indemnitee, the Owner being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

(c)           on, or with respect to, or measured by, any trustee fees, commissions or compensation received by the Pass Through Trustee, Subordination Agent or Mortgagee;

(d)           that are being contested as provided in Section 8.3.4 hereof;

(e)            imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(f)            imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in any Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part, any interest arising under the Operative Agreements or any Equipment Note or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of any Aircraft, Airframe, Engine, Part, Spare Engine or Spare Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Event of Default that shall have occurred and have been continuing);

(g)           Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (f) above;

(h)           consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of the Owner to fulfill its obligations, if any, under Section 8.3.6 with respect to such return;

(i)            resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that the Owner is not obligated to discharge under the Operative Agreements;

(j)            imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

(k)           in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

(l)            imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

(m)          Taxes relating to ERISA or Section 4975 of the Code.

For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

8.3.3.       Payment

(a)           Owner’s indemnity obligation to a Tax Indemnitee under this Section 8.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 8.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 8.3), shall equal the amount of the Tax indemnifiable under this Section 8.3.

(b)           At Owner’s request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this Section 8.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification shall result in an adjustment in Owner’s favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

(c)           Each Tax Indemnitee shall provide Owner with such certifications, information and documentation as shall be in such Tax Indemnitee’s possession and as shall be reasonably requested by Owner to minimize any indemnity payment pursuant to this Section 8.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Owner with any Tax returns.

(d)           Each Tax Indemnitee shall promptly forward to Owner any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 8.3. Owner shall pay any amount for which it is liable pursuant to this Section 8.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 8.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner’s payment of any Tax paid by Owner or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to the Owner or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 8.3, a “Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 8.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 8.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

(e)           If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 8.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 8.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this Section 8.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as an Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 8.3.1 without regard to the provisions of Section 8.3.2 (other than Section 8.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

8.3.4.       Contest

(a)           If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Owner notice in writing of such claim (provided, that failure to so notify Owner shall not relieve Owner of its indemnity obligations hereunder unless such failure to notify effectively forecloses Owner’s rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Owner for 30 days following the receipt of such notice by Owner; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Owner (including, without limitation, all reasonable costs, expenses and reasonable attorneys’ and accountants’ fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to the Owner (at Owner’s cost and expense) with such information or data that is in such Tax Indemnitee’s control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 8.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Owner (except as contemplated by Section 8.3.4(b) or (c)).

(b)           Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless (i) Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, (ii) if such contest shall involve the payment of the claim, Owner shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Owner in writing promptly after it becomes aware of any such risk), (iv) no Event of Default shall have occurred and be continuing unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Owner, Owner shall have acknowledged its liability for such claim hereunder, provided that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Owner pursuant to this Section 8.3 without the written permission of Owner, Owner’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 8.3.4(c), and subject to Section 8.3.4(c), such Tax Indemnitee shall repay to the Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

(c)           Notwithstanding anything contained in this Section 8.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Owner’s consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 8.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to the Owner any amount previously paid or advanced by Owner pursuant to this Section 8.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

8.3.5.       Refund

If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Owner to such Tax Indemnitee theretofore made pursuant to this Section 8.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Owner within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Owner prior to the receipt of such refund or realization of such credit.

8.3.6.       Tax Filing

If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 8.3, Owner shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Owner (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, or, where Owner is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

8.3.7.       Forms

Each Tax Indemnitee agrees to furnish from time to time to the Owner or Mortgagee or to such other person as Owner or Mortgagee may designate, at Owner’s or Mortgagee’s request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

8.3.8.       Non-Parties

If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this Section 8.3 and Section 12.8 prior to making any payment to such Tax Indemnitee under this Section 8.3.

8.3.9.       Subrogation

Upon payment of any Tax by Owner pursuant to this Section 8.3 to or on behalf of a Tax Indemnitee, Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Owner (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

8.4.         Payments

Any payments made pursuant to Section 8.1 or 8.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

8.5.         Interest

If any amount, payable by Owner, any Indemnitee or any Tax Indemnitee under Section 8.1 or 8.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

8.6.         Benefit of Indemnities

The obligations of the Owner in respect of all indemnities, obligations, adjustments and payments in Section 8.1 or 8.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Security Agreements.

SECTION 9.         ASSIGNMENT OR TRANSFER OF INTEREST

9.1.         Note Holder

Subject to Section 6.3.2 hereof, and Section 2.07 of the Trust Indenture, the Series B Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Series B Equipment Note and/or all or any portion of its beneficial interest in the Series B Equipment Note to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participation shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Collateral and Owner shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of the Series B Equipment Note in connection with such Transfer, shall be deemed to be bound by (i) all of the covenants of the Series B Note Holder contained in the Operative Agreements and (ii) certain terms of the Intercreditor Agreement as specified in the Series B Equipment Note and/or Section 2.07 of the Trust Indenture.

9.2.         Effect of Transfer

Upon any Transfer in accordance with Section 9.1 (other than any Transfer by the Series B Note Holder, to the extent it only grants participation in the Series B Equipment Note or in its beneficial interest therein), Transferee shall be deemed a “Note Holder,” for all purposes of this Agreement and the other Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 10.       SECTION 1110

It is the intention of each of the Owner, the Series B Note Holder (such intention being evidenced by its acceptance of the Series B Equipment Note), and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

SECTION 11.       CHANGE OF CITIZENSHIP

11.1.       Generally

Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of the Owner, WTNA and

Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

11.2.       Mortgagee

Upon WTNA giving any notice in accordance with Section 11.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee’s citizenship could have any adverse effect on Owner, or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 12.       MISCELLANEOUS

12.1.       Amendments

No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

12.2.       Severability

If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

12.3.       Survival

The indemnities set forth herein shall survive the Transfer of any interest by the Note Holder of the Series B Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

12.4.       Reproduction of Documents

This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

12.5.       Counterparts

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

12.6.       No Waiver

No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

12.7.       Notices

Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by email, sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, email address, or facsimile number set forth for such party in Schedule 1, or to such other address, email address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received by the addressee or delivery is refused.

12.8.       GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

(a)           THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

(b)           EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 12.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 12.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

(d)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(e)           EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN

ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.9.       Third-Party Beneficiary

This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indenture Indemnitees, each of which is an intended third party beneficiary with respect to the provisions of Section 8.1 (and, in the case of the Tax Indemnitees, Section 8.3) and the persons referred to in Section 6.4.6, which are intended third party beneficiaries with respect to such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indenture Indemnitees, with respect to the provisions of Section 8.1 (and, in the case of the Tax Indemnitees, Section 8.3), and the persons referred to in Section 6.4.6 with respect to the provisions of such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

12.10.     Entire Agreement

This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

12.11.     Further Assurances

Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

[This space intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Note Purchase Agreement to be duly executed and delivered as of the day and year first above written.

UNITED AIRLINES, INC.

By	/s/ Pamela S. Hendry
Name:	Pamela S. Hendry
Title:	Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By	/s/ Chad May
	Name:	Chad May
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee for the United Airlines Pass Through Trust, 2020-1A

By	/s/ Chad May
Name:	Chad May
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee for the United Airlines Pass Through Trust, 2020-1B

By	/s/ Chad May
Name:	Chad May
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By	/s/ Chad May
Name:	Chad May
Title:	Vice President

SCHEDULE 1 to
Note Purchase Agreement

ACCOUNTS; ADDRESSES

	Account for Payments	Address for Notices
United Airlines, Inc.	JPMorgan Chase New York, NY 10005 Account No.: 5167795 ABA#: 021000021 Attention: Joe Miller Voice: (313) 256-0323 Facsimile: (313) 263-3814 Reference: United 2020-1B	United Airlines, Inc. 233 S. Wacker Drive Chicago, Illinois 60606 Attention: Treasurer Facsimile: (872) 825-0316 Email: pam.hendry@united.com

Wilmington Trust, National Association, Mortgagee	Wilmington Trust, National Association Wilmington, Delaware 19890-1605 Account No.: 144370-000 ABA#: 031-100092 Attention: Corporate Trust Administration Reference: United 2020-1B	Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Email: cmay@wilmingtontrust.com

Wilmington Trust, National Association, as Subordination Agent	Wilmington Trust, National Association Wilmington, Delaware 19890-1605 Account No.: 144369-000 ABA#: 031-100092 Attention: Corporate Trust Administration Reference: United 2020-1B	Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Email: cmay@wilmingtontrust.com

Wilmington Trust, National Association, as Pass Through Trustee for the 2020-1A Pass Through Trust	Wilmington Trust, National Association Wilmington, Delaware 19890-1605 Account No.: 144367-000 ABA#: 031-100092 Attention: Corporate Trust Administration Reference: United 2020-1B	Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Email: cmay@wilmingtontrust.com

	Account for Payments	Address for Notices
Wilmington Trust, National Association, as Pass Through Trustee for the 2020-1B Pass Through Trust	Wilmington Trust, National Association Wilmington, Delaware 19890-1605 Account No.: 146113-000 ABA#: 031-100092 Attention: Corporate Trust Administration Reference: United 2020-1B	Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Email: cmay@wilmingtontrust.com

SCHEDULE 2 to
Note Purchase Agreement

COMMITMENTS

Pass Through Trustee	Series of Equipment Note	Dollar Amount of Loan
2020-1B	Series B	$600,000,000

EXHIBIT A to
Note Purchase Agreement

OPINION OF SPECIAL COUNSEL TO THE OWNER

EXHIBIT A
TO
NOTE PURCHASE AGREEMENT

[Form of Opinion of Owner’s Special Counsel]

February 1, 2021

To the Persons Listed on Schedule I Attached Hereto

Re:	Note Purchase Agreement relating to United Airlines Pass Through Certificates, Series 2020-1B

Ladies and Gentlemen:

We have been requested by United Airlines, Inc., a Delaware corporation (the “Company”), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by the Class B Note Purchase Agreement, dated as of February 1, 2021 (the “Note Purchase Agreement”), among the Company, as Owner, and Wilmington Trust, National Association, a national banking association (“WTNA”), in its capacity as Mortgagee (the “Mortgagee”), as Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreements. Capitalized terms used herein and not otherwise defined herein have the respective meanings given to those terms pursuant to the Note Purchase Agreement.

In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:

(i)	the Note Purchase Agreement;

(ii)	the Trust Indenture (after giving effect to the Trust Indenture Amendment);

(iii)	the Trust Indenture Amendment; and

(iv)	the Series B Equipment Note issued under the Trust Indenture at the Class B Closing, in the principal amount set forth on Schedule 2 to the Note Purchase Agreement (the “Series B Equipment Note”).

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We have also examined and relied upon such other documents and such other corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Transaction Documents. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

A.       The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Act (except as expressly provided in paragraph 5 below), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of the Qualified Spare Parts, the Spare Engines or the Aircraft or to the particular nature of the equipment subject to the Lien of the applicable Security Agreement. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Note Purchase Agreement.

B.       The opinions set forth in paragraph 3 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Transaction Documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of those agreements and does not, in our opinion, make the remedies provided in those agreements, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules,

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regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Transaction Document (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for a premium, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards, (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations or (f) providing for severability of the provisions of a Transaction Document or (ii) Section 12.8(e) of the Note Purchase Agreement or any comparable provision of any other Transaction Document. Under certain circumstances the requirement that the provisions of a Transaction Document may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.

C.       To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of the United Airlines, Inc. Legal Department, Morris James LLP or Lytle, Soulé & Felty, P.C., being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions.

D.       We have assumed the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto, that each of such parties (other than the Company) has the power and authority to execute, deliver and perform each such Transaction Document and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith (except any required under New York law by the Company), that such execution, delivery and performance does not violate its charter, by-laws or similar instrument, that value has been given by each Pass Through Trustee to the Company under the Trust Indenture, that the Company had rights in the Collateral on the Closing Date and on the Class B Closing Date and that WTNA is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

E.       We have assumed the due authentication of the Series B Equipment Note by the Mortgagee and the delivery thereof against payment therefor, all in accordance with the Note Purchase Agreement and the Trust Indenture, and that the Series B Equipment Note

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conforms to the form thereof examined by us. We have assumed that the Company holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

F.       We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

G.       We have assumed that each Aircraft has been registered in the name of the Company with the FAA pursuant to the Act, that the FAA Filed Documents have been filed with and recorded by the FAA in accordance with the Act, and that the Financing Statements have been filed as contemplated by the Note Purchase Agreement.

H.       We express no opinion as to any provision in any Transaction Document that is contrary to Sections 9-401, 9-406, 9-407 or 9-408 or Part VI of Article 9, of the UCC.

I.       We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Transaction Documents, (ii) except as expressly set forth in paragraphs 5 and 7 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraph 5 below, the perfection of any Lien thereon and (iv) the priority or enforcement of any Lien thereon.

J.       In giving an opinion regarding the valid existence and good standing of the Company, we have relied solely upon certificates of public officials.

K.       The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

Based on and subject to the foregoing, we are of the opinion that:

1.       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.       The Company has all necessary corporate power to execute, deliver and perform its obligations under the Transaction Documents. Neither the execution nor delivery of the Transaction Documents by the Company nor the consummation of the transactions contemplated thereby will result in any violation of (a) its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or (b) any law, governmental rule or regulation

5

known to us to be applicable to, or binding on, the Company, or requires the approval of the stockholders of the Company.

3.       Each Transaction Document constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

4.       Except for the matters referred to in clauses (i) and (ii) of paragraph 5 below and the filing for recordation (and recordation) in accordance with the Act of the Trust Indenture Amendment, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby to occur at the Class B Closing.

5.       Except for (i) the periodic renewal of the registration of each Aircraft with the FAA pursuant to the Act in the name of the Company prior to its expiration, and (ii) the filing of continuation statements to continue the effectiveness of the Financing Statements, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Aircraft, the Spare Engines or the Pledged Spare Parts, and (y) to create a valid security interest in the Company’s interest as owner of the Aircraft, the Spare Engines or the Pledged Spare Parts (to the extent a security interest therein is created by the applicable Security Agreement) in favor of the Mortgagee pursuant to the applicable Security Agreement and (b) no further filing or recording of any document in the State of New York or under the Act is required to perfect a security interest in the Company’s interest as owner of the Aircraft, the Spare Engines or the Pledged Spare Parts (to the extent a security interest therein is created by the applicable Security Agreement) in favor of the Mortgagee pursuant to the applicable Security Agreement.

6.       The Mortgagee will be entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft, the Spare Engines and the Pledged Spare Parts in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code.

7.       Upon issuance, execution, authentication and delivery of the Series B Equipment Note at the Class B Closing, each of the Trust Indenture, the Spare Engines Security Agreement and the Spare Parts Security Agreement will have created the security interest in favor of the Mortgagee, as trustee for the benefit of, among others, the holder of the Series B Equipment Note, in the Aircraft, the Spare Engines and the Pledged Spare Parts, respectively, it purports to create to the extent that the UCC applies to a security interest in such property.

This opinion is being delivered pursuant to Section 4.1.2(vi)(A) of the Note Purchase Agreement. This opinion may be relied upon by you (and any permitted Transferee under Section 9.1 of the Note Purchase Agreement) in connection with the matters set forth

6

herein and, without our prior written consent, may not be relied upon for any other purpose and may not be relied upon by any other Person for any purpose.

Very truly yours,

SCHEDULE I

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BofA Securities, Inc.

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Standard Chartered Bank

Wells Fargo Securities, LLC

Wilmington Trust, National Association

Goldman Sachs Bank USA, as a Class B Liquidity Provider

Citibank, N.A., as a Class B Liquidity Provider

Credit Suisse AG, New York Branch, as a Class B Liquidity Provider

Moody’s Investors Service, Inc.

S&P Global Ratings

EXHIBIT B to
Note Purchase Agreement

OPINION OF OWNER’S LEGAL DEPARTMENT

EXHIBIT B

TO

NOTE PURCHASE AGREEMENT

[Form of Opinion of Owner’s Legal Department]

February 1, 2021

To the Persons Listed on Schedule I Attached Hereto

Re:	Note Purchase Agreement relating to United Airlines Pass Through Certificates, Series 2020-1B

Ladies and Gentlemen:

This opinion letter is being delivered by United Airlines, Inc., a Delaware corporation (“United”), through its Legal Department in connection with the transactions contemplated by the Class B Note Purchase Agreement, dated as of February 1, 2021, among Wilmington Trust, National Association, a national banking association, as Mortgagee, as Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreements, and United, as Owner (the “Note Purchase Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms pursuant to the Note Purchase Agreement. This opinion letter is being furnished to you pursuant to Section 4.1.2(vi)(B) of the Note Purchase Agreement.

In giving the following opinions, members of United’s Legal Department or lawyers retained by United’s Legal Department have reviewed the Trust Indenture, the Note Purchase Agreement and the other Transaction Documents to which United is a party and have relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, United’s Legal Department has assumed and has not verified the accuracy as to factual matters of each document reviewed. As used herein, the phrase “to our knowledge” or words of similar import shall mean to the actual knowledge of members of United’s Legal Department after reasonable investigation, but shall not be interpreted to impute to any member of United’s Legal Department knowledge of others.

Based on the foregoing, and subject to the assumptions and limitations contained herein, United’s Legal Department is of the opinion that:

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(a)       United is an “air carrier” within the meaning of Section 40102 of the Act, holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a “citizen of the United States” as such term is defined in Section 40102 of such Act and holds all authority, necessary licenses and certificates under such Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Transaction Documents.

(b)       The execution, delivery and performance by United of each of the Transaction Documents do not, to our knowledge, constitute a breach or result in a default under any indenture, mortgage, deed of trust, credit agreement, conditional sale contract or other loan agreement to which United is a party or by which United or its property may be bound.

(c)       The execution, delivery and performance of each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of United, and each of the Transaction Documents has been duly executed and delivered by United.

(d)       There are no pending or, to our knowledge, threatened actions, suits or proceedings before any court or administrative agency or arbitrator that question the validity of any of the Transaction Documents or that would have been required to be disclosed in United’s Annual Report on Form 10-K filed for the year ended December 31, 2019, or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K (or amendment to any of the foregoing), except such as are therein disclosed.

The foregoing opinions are limited to the federal law of the United States of America (other than (i) the Act (except as expressly provided in paragraph (a) above), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of the Qualified Spare Parts, the Spare Engines or the Aircraft or to the particular nature of the equipment to be subject to the Lien of the applicable Security Agreement, (ii) federal securities laws, (iii) federal tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion), the General Corporation Law of the State of Delaware and the law of the State of Illinois (other than state securities or blue sky laws, or state tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion).

This opinion letter can be relied upon only by you for the purpose indicated above, and may not be relied upon by any other Person (except any permitted Transferee under Section 9.1 of the Note Purchase Agreement) or for any other purpose without our written consent.

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Very truly yours,

United Airlines, Inc.

Legal Department

SCHEDULE I

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BofA Securities, Inc.

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Standard Chartered Bank

Wells Fargo Securities, LLC

Wilmington Trust, National Association

Goldman Sachs Bank USA, as a Class B Liquidity Provider

Citibank, N.A., as a Class B Liquidity Provider

Credit Suisse AG, New York Branch, as a Class B Liquidity Provider

Moody’s Investors Service, Inc.

S&P Global Ratings

EXHIBIT C to
Note Purchase Agreement

OPINION OF SPECIAL COUNSEL TO MORTGAGEE AND TO THE PASS THROUGH TRUSTEES

February 1, 2021

To Each of the Parties Listed on Schedule A Hereto

Re:	United Airlines, Inc.

Ladies and Gentlemen:

We have acted as counsel to Wilmington Trust, National Association (“WTNA”), in connection with the Class B Note Purchase Agreement , dated as of February 1, 2021 (the “Note Purchase Agreement”), among United Airlines, Inc., as Owner and WTNA, as Mortgagee, Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreements. This opinion is furnished pursuant to Section 4.1.2 (vi)(C) of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Note Purchase Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

(a)	The Trust Indenture (after giving effect to the Trust Indenture Amendment;

(b)	The Trust Indenture Amendment;

(c)	The Note Purchase Agreement (the documents referred to in paragraphs (a) through (c) being collectively referred to as the “Transaction Documents”); and

(d)	The Series B Equipment Note issued under the Trust Indenture at the Class B Closing, in the principal amount set forth on Schedule 2 to the Note Purchase Agreement (the “Series B Equipment Note”).

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and

To Each of the Parties Listed on Schedule A Hereto
February 1, 2021

qualifications set forth below, we advise you that, in our opinion:

1.       WTNA has been duly incorporated and is validly existing in good standing as a national banking association under the laws of the United States of America, is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and has full power, authority and legal right to execute, deliver and perform its obligations under the Transaction Documents and to authenticate the Series B Equipment Note.

2.       The Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be, have duly authorized, executed and delivered each Transaction Document to which it is party, and the Series B Equipment Note, and each such document constitutes a legal, valid and binding obligation of the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be, enforceable against the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be, in accordance with its terms.

3.       The execution, delivery and performance by the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be, of the Transaction Documents to which it is a party, the authentication by the Mortgagee of the Series B Equipment Note and the consummation by the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of WTNA or of any law, governmental rule or regulation of the State of Delaware or the United States governing the trust powers of WTNA or, to our knowledge, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which WTNA is a party or by which it is bound or, to our knowledge, any judgment or order applicable to WTNA.

4.       None of the execution and delivery by the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be, of the Transaction Documents to which it is a party, the authentication of the Series B Equipment Note or the consummation of any of the transactions by the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States governing the trust powers of WTNA or under any Delaware law.

5.       No taxes, fees or other charges (other than taxes payable by WTNA on or measured by any compensation received by WTNA for its services as Mortgagee, Subordination Agent or Pass Through Trustee) are required to be paid by the Subordination Agent, the Pass Through Trustees or the Mortgagee or the trust created by the Trust Indenture under the laws of the State of Delaware, or any political subdivision thereof, in connection with the execution, delivery or performance of the Transaction Documents to which the Mortgagee, the Subordination Agent or the Pass Through Trustees is party and the Series B Equipment Note, which taxes, fees or other charges would not be required to be paid if WTNA were not a national

To Each of the Parties Listed on Schedule A Hereto
February 1, 2021

banking association and did not perform its obligations as Mortgagee under the Trust Indenture in the State of Delaware.

6.       The Series B Equipment Note has been duly and validly authenticated by the Mortgagee in accordance with the Trust Indenture.

7.       To our knowledge, there are no proceedings pending or threatened against or affecting the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Mortgaged Property or the right, power and authority of the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be, to enter into or perform its obligations under the Transaction Documents to which it is party.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.       We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (and its political subdivisions to the extent set forth in paragraph 5 above), the federal laws of the United States of America governing the banking and trust powers of WTNA, except that we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WTNA), (iii) the Federal Communications Act of 1934, as amended, (iv) state securities or blue sky laws, or (v) laws, rules and regulations applicable to the particular nature of the equipment acquired by the Company. Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B.       The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

C.       We have assumed that each of the parties to the Transaction Documents and the Series B Equipment Note (except the Mortgagee, the Subordination Agent, the Pass Through Trustees or WTNA, as the case may be) has full power, authority and legal right to execute, deliver and perform each such document and that each such document has been duly authorized, executed and delivered by each such party.

To Each of the Parties Listed on Schedule A Hereto
February 1, 2021

D.       We have assumed that all signatures (other than signatures of officers of WTNA) on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

E.       We have assumed that the Note Purchase Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended.

F.       No opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interests or as to the nature or validity of title to any part of the Mortgaged Property.

G.       The opinion set forth in paragraph (1) above concerning the citizenship of WTNA is based upon an affidavit of WTNA, made by one of its Vice Presidents, the facts set forth in which we have not independently verified.

H.       In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of WTNA in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

This opinion may be relied upon by you in connection with the matters set forth herein. This opinion may also be relied upon by any transferee of a Note Holder subject to the understanding that the opinions expressed herein are rendered as of the date hereof and only with respect to the laws, rules and regulations in effect as of such date. Otherwise, without our prior written consent, this opinion may not be relied upon by any other person or entity for any purpose.

Very truly yours,

LCL/pab

SCHEDULE A

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BofA Securities, Inc.

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Standard Chartered Bank

Wells Fargo Securities, LLC

Wilmington Trust, National Association

Goldman Sachs Bank USA, as a Class B Liquidity Provider

Citibank, N.A., as a Class B Liquidity Provider

Credit Suisse AG, New York Branch, as a Class B Liquidity Provider

Moody’s Investors Service, Inc.

S&P Global Ratings

EXHIBIT D to
Note Purchase Agreement

OPINION OF SPECIAL COUNSEL IN OKLAHOMA CITY, OKLAHOMA

LYTLE SOULÉ & FELTY

A PROFESSIONAL CORPORATION
MICHAEL C. FELTY*E	EST. JANUARY 1, 1902	KRISTI BYNUM FUNCK
ATTORNEYS & COUNSELORS
GORE GAINES		ERIC L. COMBS
JASON C. HASTY	1200 ROBINSON RENAISSANCE	WILL T. JORDAN\
ROBERT RAY JONES, JR.	119 NORTH ROBINSON	MONTREL D. PRESTON
MATTHEW K. FELTY	OKLAHOMA CITY, OKLAHOMA 73102	______
M. DAN CALDWELL	PHONE (405) 235-7471	RICHARD M. HEALY, III

	FAX (405) 232-3852	STEVEN K. MULLINS
	www.lytlesoule.net	OF COUNSEL

* Also licensed in Texas
	February __, 2021	+Also licensed in Arkansas
° Also admitted in U.S. Patent Office

Re:	The aircraft with manufacturer’s serial numbers and United States nationality and registration marks listed on the attached Appendix A (the “Aircraft”)

To the Addressees Listed on the Attached Exhibit A

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to: (i) registering interests with the International Registry (the “International Registry”) created pursuant to and in accordance with the provisions of the Convention on International Interests in Mobile Equipment, the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry, the International Registry Procedures, and all other rules, amendments, supplements, revisions thereto (collectively the “Cape Town Treaty”), all as in effect on this date in the United States of America, as a Contracting State, as defined in the Cape Town Treaty (a “Contracting State”), and the requirements of Title 49 of the United States Code (the “Transportation Code”); and (ii) pertaining to the recordation of instruments and the registration of aircraft pursuant to the Transportation Code and the continued validity of interests under the Cape Town Treaty and the Transportation Code.

This letter confirms that we filed with the Federal Aviation Administration (the “FAA”) today at __:__ _.M., C.S.T., Amendment No. 1 to Trust Indenture and Mortgage dated as of this date (the “Mortgage Amendment”) between United Airlines, Inc. as Owner (the “Owner”) and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”) amending the Trust Indenture and Mortgage dated as of October 28, 2020, by the Owner in favor of the Mortgagee, as supplemented by Mortgage Supplement No. 1 dated October 28,

2020, recorded by the FAA on December 14, 2020, as Conveyance No. LC016144 and Trust Indenture and Mortgage Supplement No. 2 dated January 21, 2021, filed with the FAA on January 21, 2021, and not yet recorded (the “Mortgage”) covering the Aircraft and the aircraft engines with manufacturer’s serial numbers listed on the attached Appendix A (the “Engines”).

Based upon our examination of said instrument and of such records of the FAA and the Priority Search Certificates (the “Priority Search Certificates”) issued by the International Registry as we deemed necessary to render this opinion and as were made available to us by the FAA and the International Registry, it is our opinion that:

(a)	based on the type certificate data sheets issued by the FAA, the Aircraft and the Engines constitute “aircraft objects” as defined by the Cape Town Treaty;

(b)	the Mortgage Amendment is in due form for recording and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Code;

(c)	the Owner is owner of legal title to the Aircraft, with a Certificate of Aircraft Registration duly issued to the Owner pursuant to and in accordance with the provisions of the Transportation Code;

(d)	the Aircraft and the Engines are free and clear of all Liens (as such term is defined in the Mortgage) of record with the FAA except the security interest created by the Mortgage, as amended by the Mortgage Amendment;

(e)	based on the Priority Search Certificates issued by the International Registry, the Aircraft and the Engines are subject to the International Interests by the Owner as debtor to the Mortgagee as creditor (the “Mortgage International Interest”) and assigned the International Registry File Nos. as listed on the attached Appendix;

(f)	the Mortgage International Interest is a duly registered first priority International Interest as defined in the Cape Town Treaty in favor of the Mortgagee in the Aircraft and the Engines, subject to the terms of the Cape Town Treaty;

(g)	the Mortgage, as amended by the Mortgage Amendment, constitutes a valid, duly perfected mortgage and security interest in favor of the Mortgagee in the Aircraft and the Engines pursuant to and in accordance with the Transportation Code, subject to the terms of the Cape Town Treaty;

(h)	no further registration with the International Registry of the Mortgage International Interest is required under the Cape Town Treaty and no filings or recordings of the Mortgage or the Mortgage Amendment (other than the filings and recordings with the FAA which have been effected) are necessary to perfect and maintain the effectiveness and priority of the interests created thereunder; and

(i)	no authorization, approval, consent, license or order of, or registration with, or giving of notice to, the FAA Aircraft Registry or the International Registry is required for the valid authorization, delivery or performance of the Mortgage or the Mortgage Supplement, or to maintain the effectiveness and priority thereof, except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been effected.

No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Mortgage, as amended by the Mortgage Amendment; and (iii) the recognition of the perfection of the security interest created by the Mortgage, as amended by the Mortgage Amendment, as against third parties in any legal proceedings outside the United States. Since our examination was limited to records maintained by the FAA Aircraft Registry and the International Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA and without the registration of notice thereof with the International Registry, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans’ liens, and is subject to: (i) the accuracy of FAA personnel in the filing, indexing, posting, recording and additions to the Registry Modernization System of instruments filed with the FAA and in the search for encumbrance cross-reference index records for the Engines; (ii) the accuracy of the information contained in the Priority Search Certificates; and (iii) the inclusion of all registered interests associated with the Aircraft and the Engines in the Priority Search Certificates. We have assumed that the instruments in the records maintained by the FAA for the Aircraft and the Engines and the instruments supporting the registrations on the International Registry are sufficient under the relevant local law to create or terminate the interests they purport to create or terminate.

Very truly yours,

Jason Hasty

EXHIBIT A

MORTGAGEE AND SUBORDINATION AGENT

Wilmington Trust, National Association,

OWNER

United Airlines, Inc.

PASS THROUGH TRUSTEE

Wilmington Trust, National Association,

LIQUIDITY PROVIDERS

Goldman Sachs Bank USA

Credit Suisse AG, New York Branch

Citibank, N.A.

RATING AGENCIES

S & P Global Ratings

Moody’s Investors Service, Inc.